Exhibit 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
To the Board of Directors
Clearant, Inc. and Subsidiaries
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-129947 and No. 333-130638) of Clearant, Inc. and Subsidiaries of our report dated March 30, 2005, relating to the consolidated financial statements of Clearant, Inc. and Subsidiaries for the year ended December 31, 2003, which appears in Form 10-K.
Los Angeles, California
March 16, 2006